UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 17, 2010

Performance Capital Management, LLC
(Exact name of registrant as specified in its charter)

California	0 – 50235	03-0375751
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 5017
Buena Park, California	90622 - 5017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 757-7700

7001 Village Drive, Suite 255
Buena Park, California 90621
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Distribution to Members and Economic Interest Owner

Performance Capital Management, LLC (the “Company”) effectively dissolved on March 5, 2010, the date the Certificate of Dissolution was filed with the Secretary of State of California. Since that date, though dissolved, the Company continues to exist for the purpose of winding up its affairs, prosecuting and defending actions by or against it in order to collect and discharge obligations, disposing of and conveying its property, and collecting and dividing its assets.

On May 17, 2010, the Board of Directors of the Company (the “Board”) authorized a distribution totaling approximately $252,284 to the Company’s members and economic interest owner, which is in line with the Company’s estimated total distributions of between approximately $88,000 and $334,000 in its definitive Proxy Statement filed with the SEC and made accessible via the Internet to the Company’s members on January 12, 2010.

April 30, 2010 marks the date the Company closed its books. The amount to be distributed is based on a cash balance at April 30, 2010 of approximately $406,000, which is the net amount of cash after paying wind up expenses incurred up to that date (including a final early lease termination fee of $200,000 paid to the landlord of the Company’s office space, as well as rent, general office expenses, legal and accountants fees, employee compensation, Board member compensation, officer severance and retention payments and other business expenses totaling approximately $900,000). Approximately $154,000 is being retained to cover all remaining expenses expected to be incurred in connection with completing the wind up of the Company after April 30, 2010, including remaining employee expenses, legal and accounting fees, hourly compensation to Mr. Caldwell and Mr. Rucker for wind-up services, monthly stipends to remaining Board members, bank fees, property taxes, printing and postage costs, SEC filings, and document storage.

As of April 30, 2010, there were 548,443 Company units outstanding held by approximately 2,300 members and one economic interest owner. In accordance with the Company’s Operating Agreement and consistent with past distributions, any distribution of assets to the Company’s members and economic interest owner must first be made in proportion to each member’s and economic interest owner’s unreturned capital contributions, and, once all capital has been returned, to the members and economic interest owner in proportion to their respective percentage ownership interests. The distribution payment will be sent to the Company’s members and economic interest owner on or about May 30, 2010.

The Company will vacate its office space on May 30, 2010. Mr. Caldwell and Mr. Rucker will remain available on an as-needed basis to assist with wind up activities, including preparing and sending distribution checks and Forms K-1 to members and the economic interest owner, vacating the Company’s office space and storing company files. They will be compensated on an hourly basis for their time. The Board will dissolve upon completion of the winding up of the Company’s affairs.

Final Forms K-1

Final Forms K-1 for the period from January 1, 2010 to April 30, 2010, the date when the Company’s books were closed, are expected to be sent to the Company’s members and economic interest owner some time towards the middle of 2010.

Legal Proceedings

The remaining pending lawsuit against the Company is a class action suit that was filed in Orange County Superior Court in Santa Ana, California on June 3, 2009. Plaintiffs claim that the Company violated the Consumer Credit Reporting Agencies Act with respect to information about the plaintiffs that the Company furnished to consumer reporting agencies. Plaintiffs seek injunctive relief, actual and punitive damages to be determined by the court, attorney’s fees and court costs. This lawsuit was first disclosed by the Company in its report on Form 10-Q for the period ended September 30, 2009, and filed with the SEC on November 20, 2009. The class has not been certified and the number of members of the proposed class continues to decrease and currently stands at approximately 68 proposed members. The merits of this case have not yet been determined. The Company expects to prevail in this lawsuit; however, as litigation is inherently unpredictable, there can be no assurance in this regard. The Company has paid the full amount of the deductible to the insurance carrier.

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FORWARD-LOOKING STATEMENTS

Except for the historical information presented in this document, the matters discussed in this Form 8-K or otherwise incorporated by reference into this document contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “may,” “will,” “intends,” “should,” “plan,” “assume” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by Performance Capital Management, LLC (the “Company”). You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Company in this report on Form 8-K and in the Company’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE CAPITAL MANAGEMENT, LLC

May 24, 2010	By:	/s/ Les Bishop
(Date)		Les Bishop
	Its:	Chairman of the Board

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